CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses of Liberty Connecticut Intermediate Municipal Bond Fund, Liberty Massachusetts Intermediate Municipal Bond Fund, Liberty Florida Intermediate Municipal Bond Fund, Liberty New Jersey Intermediate Municipal Bond Fund, Liberty New York Intermediate Municipal Bond Fund, Liberty Pennsylvania Intermediate Municipal Bond Fund, Liberty Rhode Island Intermediate Municipal Bond Fund, and Liberty Intermediate Tax Exempt Bond Fund and "Independent Auditors" in the Statement of Additional Information and to the incorporation by reference of our report dated December 12, 2002 with respect to the financial statements and financial highlights of Galaxy Connecticut Intermediate Municipal Bond Fund, Galaxy Massachusetts Intermediate Municipal Bond Fund, Galaxy Florida Municipal Bond Fund, Galaxy New Jersey Municipal Bond Fund, Galaxy New York Municipal Bond Fund, Galaxy Pennsylvania Municipal Bond Fund, Galaxy Rhode Island Municipal Bond Fund, and Galaxy Intermediate Tax Exempt Bond Fund (eight of the portfolios constituting the Galaxy Fund) included in the Galaxy Fund Annual Report dated October 31, 2002, in this Post-Effective Amendment No. 37 to the Registration Statement on Form N-1A (No. 33-12109) of the Liberty Funds Trust V.




                                                              ERNST & YOUNG LLP



Boston, Massachusetts
February 25, 2003